UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2025
Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation of the United States	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Locust Street
Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	515-412-2100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if they registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2025, the Federal Home Loan Bank of Des Moines (“Bank”) received a non-objection letter from the Federal Housing Finance Agency (“FHFA”) concerning the Bank’s 2026 Director Fee Policy (“Policy”). The Policy had previously been approved by the Bank’s Board of Directors on October 14, 2025, subject to receipt of FHFA non-objection. The 2026 Director Fee Policy is effective January 1, 2026. The Bank expects to compensate its directors in accordance with this Policy. The Policy provides for annual compensation, the reimbursement of reasonable expenses and performance requirements.

Annual Compensation

Annual Compensation
Chair of Board of Directors	$165,000
Vice Chair of Board of Directors	142,000
Chairs of Audit, Risk and Compliance, and Human Resources and Compensation Committees	137,000
Chairs of all other Board Committees	130,210
All other Directors	123,000

Expense Reimbursement

The Bank will reimburse directors for necessary and reasonable travel, subsistence, and other related expenses incurred in connection with the performance of their duties in accordance with the Bank’s Reimbursable Expense Policy and Corporate Governance Principles.

Performance Requirements

Directors are expected to attend all Board meetings and meetings of the committees on which they serve and are compensated quarterly, however the Bank has the right to withhold the fourth quarter payment in the event the director attends less than 75 percent of all required meetings. Further, if a Director serves on the Board for only a portion of a calendar year, or only serves as a Board Chair, Board Vice Chair, or Committee Chair for a portion of a calendar year, then the annual compensation to which such director is entitled for that calendar year shall be adjusted accordingly on a pro-rata basis. In addition, the Chair and Vice Chair of the Board have the authority to make other compensation adjustments, as necessary, for any director that fails to meet performance requirements.

Deferred Compensation

Directors are eligible to participate in the Bank’s Deferral Plan for Directors. Under this plan, directors may elect to defer all or a portion of their directors’ fees.

The foregoing description of the 2026 Director Fee Policy is qualified in its entirety by reference to the copy of the 2026 Director Fee Policy included herein as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number 99.1    2026 Director Fee Policy

Exhibit Number 104    Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

November 7, 2025	By:	/s/ Robert W. Dixon

Name: Robert W. Dixon
Title: Chief Legal and Compliance Officer